                                                                               .
                                                                               .
                                                                               .
                           COAST DENTAL SERVICES, INC.
                                  EXHIBIT 11.1
                    COMPUTATION OF PER SHARE EARNINGS (LOSS)

                                                                      QUARTER ENDED                    NINE MONTHS ENDED
                                                                       SEPTEMBER 30,                      SEPTEMBER 30,
                                                                 2003              2002              2003              2002
                                                             ------------      ------------      ------------      ------------
Net loss ...............................................     $   (358,784)     $ (2,042,334)     $ (1,078,709)     $   (867,880)
                                                             ============      ============      ============      ============

SHARES:
Basic weighted average number of shares outstanding ....        2,138,444         2,091,223         2,138,444         2,091,223

Additional shares issuable under stock options for
diluted earnings per share .............................               --                --                --                --
                                                             ------------      ------------      ------------      ------------

Diluted weighted average number of shares
outstanding ............................................        2,138,444         2,091,223         2,138,444         2,091,223
                                                             ------------      ------------      ------------      ------------

BASIC LOSS PER SHARE:
Net loss ...............................................     $      (0.17)     $      (0.98)     $      (0.50)     $      (0.41)
                                                             ============      ============      ============      ============